Exhibit 4.8

EXECUTION VERSION

FIRST AMENDMENT TO DEPOSIT AGREEMENT

This First Amendment (this “Amendment”), effective as of January 1, 2026 (the “Effective Date”), by and among Pinnacle Financial Partners (the “Corporation”), Steel Newco Inc. (“Newco”), Computershare Inc. (“Computershare”), Computershare Trust Company, N.A. (the “Trust Company”), and Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), amends that certain Deposit Agreement (as amended, the “Agreement”), dated as of June 3, 2020, by and among (i) the Corporation, (ii) Computershare and its wholly owned subsidiary, the Trust Company, jointly as Depositary, and (iii) the holders from time to time of the depositary receipts described therein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2025, by and among the Corporation, Synovus Financial Corp. (“Synovus”), and Newco (the “Merger Agreement”), upon the terms and subject to the conditions set forth therein, Synovus and the Corporation will each simultaneously merge with and into Newco (such mergers, collectively, the “Merger”), with Newco continuing as the surviving corporation in the Merger and named Pinnacle Financial Partners, Inc., effective as of the Effective Time (as defined in the Merger Agreement) (the “Merger Effective Time”);

WHEREAS, pursuant to the terms of the Merger Agreement, each share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of the Corporation (the “Pinnacle Series B Preferred Stock”) issued and outstanding immediately prior to Merger Effective Time will be automatically converted into the right to receive one (1) share of 6.75% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C, no par value, of Newco (the “Newco Series C Preferred Stock”), and each depositary share representing a 1/40th interest in a share of the Pinnacle Series B Preferred Stock (the “Pinnacle Depositary Shares”) will become a depositary share representing a 1/40th interest in a share of the Newco Series C Preferred Stock;

WHEREAS, in accordance with Section 5.4 of the Agreement, the Corporation desires to remove Computershare and the Trust Company, jointly, as the Depositary and appoint Broadridge as successor Depositary, in each case effective as of immediately prior to the Merger Effective Time; and

WHEREAS, the parties hereto wish to amend the Agreement to reflect the terms described in the Merger Agreement and to remove Computershare and the Trust Company, jointly, as Depositary and appoint Broadridge as successor Depositary pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.
Removal and Appointment. In accordance with Section 5.4 of the Agreement, (i) the Corporation hereby removes Computershare and the Trust Company, jointly, as Depositary under the Agreement, (ii) the Corporation hereby appoints Broadridge as successor Depositary under the Agreement, which shall be vested with the same rights, powers, duties and obligations as if it had been originally named as Depositary, and (iii) Broadridge hereby accepts such appointment as Depositary, in each case effective as of immediately prior to the Merger Effective Time.

2.	Assignment and Assumption.

a.
Effective as of immediately prior to the Merger Effective Time, Computershare and the Trust Company, jointly, hereby assign, transfer, convey and deliver to Broadridge all of Computershare’s and the Trust Company’s rights, duties and obligations under the Agreement accruing on and after such time; provided, that: (i) neither Computershare nor the Trust Company is assigning any liabilities of Computershare or the Trust Company, respectively, (ii) neither Computershare nor the Trust Company is assigning any claims that the Corporation or any other party may have against Computershare or the Trust Company, respectively, arising in connection with the Agreement, and (iii) for avoidance of doubt, Computershare and the Trust Company shall each remain entitled to indemnity as set forth in Section 5.6 of the Agreement.

b.
Effective as of immediately prior to the Merger Effective Time, Broadridge hereby accepts such assignment and agrees to assume all of Computershare’s and the Trust Company’s rights, duties and obligations under the Agreement accruing on or after such time; provided, that Broadridge is not assuming: (i) any liabilities of Computershare or the Trust Company, or (ii) any claims that the Corporation or any other party may have against Computershare or the Trust Company arising in connection with the Agreement.

3.	Amendment to the Agreement.

a.	Effective as of immediately prior to the Merger Effective Time, the definition of “Articles of Amendment” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Articles of Amendment’ means those articles of amendment to the Corporation’s articles of incorporation, filed by the Corporation with the Secretary of State of the State of Georgia on January 1, 2026 establishing the Series C Preferred Stock.”

b.	Effective as of immediately prior to the Merger Effective Time, the definition of “Corporation” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Corporation’ shall mean Pinnacle Financial Partners, Inc. a Georgia corporation, and its successors.”

c.
Effective as of immediately prior to the Merger Effective Time, the definition of “Series B Preferred Stock” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Series C Preferred Stock’ shall mean the Corporation’s 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C, $1,000 liquidation preference per share, designated in the Articles of Amendment.”

d.	Effective as of the Merger Effective Time, all references in the Agreement to Series B Preferred Stock shall be deemed to refer to Series C Preferred Stock.

e.	Effective as of immediately prior to the Merger Effective Time, the definition of “Registrar” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Registrar’ shall mean the Depositary or such other successor bank, trust company or regulated Person engaged in the business of registering ownership and transfers of securities, which shall be appointed by the Corporation to register ownership and transfers of Receipts or the deposited shares of Series C Preferred Stock, as the case may be, as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.”

f.	Effective as of immediately prior to the Merger Effective Time, the definition of “Transfer Agent” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Transfer Agent’ shall mean the Depositary or such other successor bank, or trust company or regulated “transfer agent” (as such term is defined in Section 3(a)(25) of the Exchange Act), which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of the Series C Preferred Stock, as the case may be, as herein provided.”

g.	Effective as of immediately prior to the Merger Effective Time, the first sentence of the third paragraph of Section 5.4 of the Agreement is hereby deleted and replaced with the following:

“In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be (i) a Person having its principal office in the United States of America and having either (A) a combined capital and surplus, along with its Affiliates, of at least $50,000,000 or (B) total assets, along with its Affiliates, of at least $50,000,000 or (ii) an Affiliate of any such Person.”

h.
Effective as of immediately prior to the Merger Effective Time, all references in the Agreement to Computershare Inc. or the Trust Company, jointly as Depositary, shall be deemed to refer instead to Broadridge Corporate Issuer Solutions, LLC as Depositary.

i.	Effective as of immediately prior to the Merger Effective Time, the definition of “Depositary’s Office” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Depositary’s Office’ shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 51 Mercedes Way Edgewood, NY  11717.”

j.	Effective as of immediately prior to the Merger Effective Time, the notice blocks of Section 7.4 of the Agreement are hereby deleted and replaced with the following:

“Any and all notices, requests, orders, approvals, instructions or directions to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or a nationally recognized overnight delivery service, or by electronic mail, confirmed either by (a) telephone with the recipient of such electronic mail or (b) letter, addressed to the Corporation at:

Pinnacle Financial Partners, Inc.
3400 Overton Park Drive
Atlanta, GA 30339
ATTN:  Investor Relations

Any and all notices, requests, orders, approvals, instructions or directions to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or a nationally recognized overnight delivery service, or by electronic mail, confirmed either by (a) telephone with the recipient of such electronic mail or (b) letter, addressed to the Depositary at:

Broadridge Corporate Issuer Solutions, LLC
51 Mercedes Way
Edgewood, New York 11717
Attn:  Corporate Actions Department
Email: [***]

with a copy (which shall not constitute notice) to:

Broadridge Financial Solutions, LLC
2 Gateway Center
Newark, New Jersey 07102
Email: [***]
Attn:  General Counsel”

k.
Effective as of the Merger Effective Time, Newco shall be the legal successor-in-interest to the Corporation under the terms of the Agreement, and Newco hereby assumes all of the rights and obligations of the Corporation under the Agreement.

l.	Effective as of the Merger Effective Time, Exhibit A of the Agreement is hereby deleted and replaced with Exhibit A of this Amendment.

4.
Instruction to Depositary. The Corporation hereby authorizes and instructs the Depositary to treat the shares of Newco Series C Preferred Stock received by it upon conversion of the Pinnacle Series B Preferred Stock as newly deposited securities under the Agreement.

5.
Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

6.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

COMPUTERSHARE INC.		PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Christopher Coleman	By:	/s/ Harold R. Carpenter
Name:	Christopher Coleman	Name:	Harold R. Carpenter
Title:	Vice President	Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.		STEEL NEWCO INC.

By:	/s/ Christopher Coleman	By:	/s/ Mary Maurice Young
Name:	Christopher Coleman	Name:	Mary Maurice Young
Title:	Vice President	Title:	Secretary and Treasurer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC

By:	/s/ John P. Dunn
Name:	John P. Dunn
Title:	SVP

EXHIBIT A

[FORM OF FACE OF RECEIPT]

[THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PINNACLE FINANCIAL PARTNERS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

DEPOSITARY SHARES

DR

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH
REPRESENTING ONE-FOURTIETH OF ONE SHARE OF 6.75%
FIXED-RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C
OF
PINNACLE FINANCIAL PARTNERS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA
CUSIP 72348N 505

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of depositary shares (“Depositary Shares”), each Depositary Share representing 1/40 of one share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference $1,000 per share, no par value (the “Series C Preferred Stock”), of Pinnacle Financial Partners, Inc., a Georgia corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of June 3, 2020 (as amended, the “Deposit Agreement”), among Pinnacle Financial Partners, Inc., Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, and the Holders from time to time of the Receipts, and as amended by that certain First Amendment to Deposit Agreement, dated as of January 1, 2026 among Pinnacle Financial Partners, Inc. (f/k/a Steel Newco Inc.), successor-in-interest to Pinnacle Financial Partners, Inc., Pinnacle Financial Partners, Inc., Computershare Inc., Computershare Trust Company, N.A., and Broadridge Corporate Issuer Solutions, LLC. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by such Registrar by the manual or facsimile signature of a duly authorized officer thereof.

Dated:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Depositary

By:

[FORM OF REVERSE OF RECEIPT]

PINNACLE FINANCIAL PARTNERS, INC.

PINNACLE FINANCIAL PARTNERS, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE ARTICLES OF AMENDMENT TO THE CHARTER OF PINNACLE FINANCIAL PARTNERS, INC. ESTABLISHING THE 6.75% FIXED-RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C OF PINNACLE FINANCIAL PARTNERS, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each registered holder of a receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

For value received,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

Signature:

Signature:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.